First Commonwealth Bank Announces Pricing of Subordinated Notes Offerings
INDIANA, PA--( May 16, 2018) – First Commonwealth Bank (the "Bank"), a wholly owned subsidiary of First Commonwealth Financial Corporation (NYSE: FCF), today announced that it has priced a private offering of $50 million aggregate principal amount of its 4.875% fixed-to-floating rate subordinated notes due 2028 (the “10-Year Notes”), and $50 million aggregate principal amount of its 5.500% fixed-to-floating rate subordinated notes due 2033 (the “15-Year Notes,” and, collectively with the 10-Year Notes, the "Notes"). The offerings are expected to close on or about May 21, 2018, subject to customary closing conditions.
The Notes will be unsecured, subordinated obligations of the Bank and will be subordinated in right of payment to all of the Bank's existing and future senior indebtedness, including claims of depositors and general creditors, and will rank equally in right of payment with any other unsecured, subordinated indebtedness that the Bank incurs in the future that ranks equally with the Notes.
The 10-Year Notes will bear interest at a fixed rate per annum of 4.875%, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on May 21, 2018, to but excluding June 1, 2023. From and including June 1, 2023, the 10-Year Notes will bear interest at a floating rate per annum equal to three-month LIBOR plus 184.5 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1of each year, through maturity or earlier redemption. The 10-Year Notes will mature on June 1, 2028, unless earlier redeemed in accordance with their terms.
The 15-Year Notes will bear interest at a fixed rate per annum of 5.500%, payable semi-annually in arrears on June 1 and December 1of each year, beginning on May 21, 2018, to but excluding June 1, 2028. From and including June 1, 2028, the 15-Year Notes will bear interest at a floating rate per annum equal to three-month LIBOR plus 237 basis points payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, through maturity or earlier redemption. The 15-Year Notes will mature on June 1, 2033, unless earlier redeemed in accordance with their terms.
The 10-Year Notes are redeemable by the Bank, in whole or in part, on June 1, 2023, and on each interest payment date thereafter. The 15-Year Notes are redeemable by the Bank, in whole or in part, on June 1, 2028, and on each interest payment date thereafter. The Notes are also redeemable by the Bank, in whole but not in part, at any time upon certain specified events. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, and will be subject to, and require, prior regulatory approval. The Notes are not subject to early repayment at the option of holders thereof. The Bank intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, funding potential acquisitions and other strategic business opportunities. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.
The Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and will be issued in reliance upon an exemption under Section 3(a)(2) of the Securities Act. The Notes may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes will not be savings accounts or deposits of any bank and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Sandler O'Neill + Partners, L.P. is serving as the sole book-running manager for the offering, and Keefe, Bruyette & Woods, A Stifel Company, is serving as the co-manager for the offering.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 140 banking offices in 22 counties throughout Pennsylvania and Ohio, as well as a Corporate Banking Center in Cleveland, Ohio and mortgage offices in Hudson and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth Financial Corporation’s and the Bank’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth Financial Corporation files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Contact:
Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com